EXHIBIT 10.7

COTHERIX, INC.

Second Amended and Restated Investor Rights Agreement

This Second Amended and Restated Investor Rights Agreement (this “Agreement”), dated as of October 8, 2003, is entered into by and among (i) CoTherix, Inc., a Delaware corporation (the “Company”), (ii) the holders of Preferred Stock of the Company listed on Schedule A attached hereto and (iii) the holders of Common Stock of the Company listed on Schedule B attached hereto.

RECITALS

WHEREAS, in connection with the consummation of the transactions contemplated by that certain Series B Stock Purchase Agreement, as amended, entered into by and among the Company and certain of the Existing Preferred Investors (as defined below), the Existing Preferred Investors entered into an Amended and Restated Investor Rights Agreement, dated as of April 5, 2001, as amended, (the “Prior Investor Rights Agreement”), with the Company and the Founders (as defined below);

WHEREAS, pursuant to that certain Series C Preferred Stock Purchase Agreement, of even date herewith (the “Series C Purchase Agreement”), the Company has agreed to sell and issue to MPM BioVentures III, L.P. (“MPM”), Thomas Weisel Healthcare Venture Partners, L.P., Frazier Healthcare IV, L.P. (“Frazier”), and/or certain affiliates of the foregoing, and certain Existing Preferred Investors (collectively, the “Series C Investors”) up to an aggregate of 47,826,161 shares of the Company’s Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”);

WHEREAS, to induce the Series C Investors to enter into the Series C Purchase Agreement and purchase the Series C Preferred Stock pursuant to the terms and conditions thereof, the Company and the undersigned Existing Preferred Investors, Founders and Columbia (each as defined below) desire to amend and restate the Prior Investor Rights Agreement pursuant to Section 6.7(b) thereof and to enter into this Agreement (the terms of this Agreement to supersede the terms of the Prior Investor Rights Agreement in their entirety); and

WHEREAS, it is a condition precedent to the consummation by the Series C Investors of their respective obligations under the Series C Purchase Agreement that the parties hereto enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and the consummation of the sale and purchase of the Series C Preferred Stock pursuant to the Series C Purchase Agreement and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

“Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

“Columbia” means The Trustees of Columbia University in the City of New York.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the shares of Common Stock, $0.001 par value per share, of the Company

“Common Stock Purchase Agreement” shall mean that certain Common Stock Purchase Agreement dated as of October 8, 2003 by and among the Company and the investors set forth on the Schedule of Investors, attached as Schedule A thereto.

“Co-Sale Agreement” means that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement, of even date herewith, by and among the Company, Columbia, the Preferred Investors and the Founders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Founder” means each of Dr. Jerome Cantor, Donald Santel and Dr. Gerard Turino. The foregoing are collectively referred to herein as the “Founders.”

“Liquidation Event” shall have the meaning of such term as set forth in Section 2(d) of Article IV of the Fourth Amended and Restated Certificate of Incorporation, as amended from time to time.

“Person” means any individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Preferred Investors” means collectively, the holders of Preferred Stock.

“Preferred Stock” means, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

“Qualified Initial Public Offering” means the sale of shares of Common Stock in a firm commitment underwritten public offering to be listed on the Nasdaq National Market or the New York Stock Exchange pursuant to a Registration Statement at a price to the public of at least $3.50 per share (adjusted for stock splits, stock dividends and similar events) and resulting in proceeds (net of the underwriting discounts or commissions and offering expenses) to the Company of at least $50,000,000.

“Registrable Shares” means (i) the shares of Common Stock issued or issuable upon conversion of the Preferred Stock, (ii) shares of Common Stock held from time to time by the Founders and 1,498,300 shares of Common Stock in the aggregate held by Sofinnova Venture Partners V, LP, Alta California Partners III, L.P., The Spray Venture Fund, L.P., Walnut Street Partners, LLC and Biotechnology Development Fund II, L.P. or affiliates of each of the foregoing issued pursuant to the Common Stock Purchase Agreement, (iii) shares of Common Stock held from time to time by Columbia, (iv) any shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Preferred Investors pursuant to Article IV of this Agreement or by the Preferred Investors or Columbia pursuant to the Co-Sale Agreement, and (v) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (a) with respect to any Stockholder, at such time as such Stockholder holds less than one percent (1%) of the Company’s outstanding Common Stock and is otherwise eligible to sell all of such Stockholder’s Registrable Shares under Rule 144 under the Securities Act within a three-month period, (b) upon any sale of such shares in any manner to a person or entity which is not entitled to the rights provided by this Agreement, or (c) upon any sale of such shares pursuant to a Registration Statement or Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not yet been effected.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock by the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation, including without limitation, a registration relating to a transaction under Rule 145 of the Securities Act).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Series A Preferred Stock” shall mean the shares of Series A Convertible Preferred Stock, $0.001 par value per share, of the Company.

“Series B Preferred Stock” shall mean the shares of Series B Convertible Preferred Stock, $0.001 par value per share, of the Company.

“Shares” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and in the case of Columbia and the Founders, the Common Stock.

“Stockholders” means the Preferred Investors, the Founders, Columbia and any other Person to whom the rights granted under this Agreement are transferred by any party hereto, its successors or permitted assigns pursuant to the provisions hereof.

In addition, the following terms as used herein shall have the meanings assigned to such terms in the Sections referenced below:

“Available Undersubscription Amount”	Section 4.1(b)
“Demand Registration”	Section 3.1(a)
“Frazier”	Recitals
“GAAP”	Section 2.1
“Indemnified Party”	Section 3.5(c)
“Indemnifying Party”	Section 3.5(c)
“Notice of Acceptance”	Section 4.1(b)
“Major Preferred Investor”	Section 4.1(a)
“MPM”	Recitals
“Offer”	Section 4.1(a)
“Offered Securities”	Section 4.1
“Prior Investor Rights Agreement”	Recitals
“Refused Securities”	Section 4.1(c)
“Registration Expenses”	Section 3.4
“S-3 Registration”	Section 3.1(b)
“Series C Investors”	Recitals
“Series C Preferred Stock”	Recitals
“Series C Purchase Agreement”	Recitals
“Series C Right of First Refusal and Co-Sale Agreement”	Section 5.3(h)
“Signature Pages”	Section 5.3(h)
“Undersubscription Amount”	Section 4.1(a)

ARTICLE II

INFORMATION RIGHTS

2.1 Delivery of Financial Statements. The Company shall deliver to (i) Columbia, for so long as Columbia holds at least seventy-five thousand (75,000) shares of Common Stock (as adjusted for subsequent stock splits, stock dividends, combinations and other recapitalizations) and (ii) each Preferred Investor, for so long as each such Preferred Investor holds at least seventy-five thousand (75,000) shares of Preferred Stock (as adjusted for subsequent stock splits, stock dividends, combinations and other recapitalizations):

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, a balance sheet for and as of the end of such month, and a report setting forth the comparison of such month unaudited statements to the statements for the same month in the previous year and projected results for such month on a monthly and year to date basis, all in reasonable detail;

(c) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(d) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as Columbia or the Preferred Investors may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (d) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or confidential information.

(e) The Company shall deliver to each member of the Company’s Board of Directors and Columbia, as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and income statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company. The Company shall also provide to each member of the Board of Directors with (i) copies of any public filings by the Company made with the Commission, if any and (ii) notification of any material litigation or credible threat thereof to which the Company is or may become a party.

2.2 Inspection. The Company shall permit Columbia and each Preferred Investor upon reasonable request, at Columbia’s or such Preferred Investor’s (as the case may be) expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by Columbia or any Preferred Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or confidential information.

2.3 Confidentiality, Assignment and Termination of Covenants.

(a) Columbia hereby agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided and to use its best efforts to ensure that any third party to which it provides Company information pursuant to this Section 2.3(a) shall hold such information in confidence and trust.

(b) The covenants set forth in this Section 2 shall terminate as to Columbia and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur.

(c) The covenants set forth in this Section 2 may be assigned (but only with all related obligations) by a Stockholder to any transferee or assignee of such Stockholder’s Shares who (i) acquires at least seventy-five thousand (75,000) shares of Registrable Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) from such Stockholder, (ii) otherwise holds at least seventy-five thousand (75,000) shares of Registrable Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), or (iii) is an affiliate of the transferring Stockholder.

ARTICLE III

REGISTRATION RIGHTS

3.1 Required Registrations.

(a) At any time after 180 days following the closing of the Company’s first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, (i) Stockholders (other than the Founders and Columbia) holding in the aggregate at least 50% of the Registrable Shares held by the Stockholders (other than the Founders and Columbia), or (ii) Stockholders (other than the Founders and Columbia) holding Registrable Shares having an aggregate offering price of not less than $20,000,000 (based on the public market price estimated in good faith by the Company’s Board of Directors and net of any underwriting discounts and commissions), may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Stockholders (other than Founders or Columbia) (such registration, a “Demand Registration”). Thereupon, the Company shall, within ten (10) days of the receipt of the request, give written notice of such request to all Stockholders (other than the Founders and Columbia) and shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-1 or Form S-2 (or any successor form) of all Registrable Shares which the Stockholders (other than the Founders and Columbia) request to be registered within twenty (20) days of the mailing of such notice by the Company.

(b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price greater than $1,000,000 (based on the public market price at the time of such request) (such registration, an “S-3 Registration”). Thereupon, the Company shall, within ten (10) days of the receipt of the request, give written notice of such request to all Stockholders (other than the Founders and

Columbia) and shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or such successor form) of all Registrable Shares which the Stockholders (other than the Founders and Columbia) request to be registered within twenty (20) days of the mailing of such notice by the Company.

(c) Notwithstanding the foregoing, with respect to Demand Registrations, the Company shall not be required to (i) effect more than two Demand Registrations pursuant to paragraph (a) above or (ii) effect any Demand Registrations during the 90 day period following the effective date of any prior Registration Statement, and no registration pursuant to paragraph (a) above shall be considered a Demand Registration hereunder unless at least 80% of the Registrable Shares which the Stockholders request to be registered in such registration are actually registered and sold in such registration.

(d) Notwithstanding the foregoing, with respect to S-3 Registrations, the Company shall not be required to the more than two S-3 Registrations pursuant to paragraph (b) above in any twelve (12) month period.

(e) If at the time of any request to register Registrable Shares pursuant to this Section 3.1, the Company is engaged or has plans to engage, within 90 days of the time of the request, in a registered public offering of securities for its own account or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 12 month period.

(e) Stockholders holding a majority of the Registrable Securities to be included in any Demand Registration or S-3 Registration shall determine whether or not such Demand Registration or S-3 Registration shall be underwritten. If such Stockholders intend to distribute the Registrable Shares in a Demand Registration or S-3 Registration by means of an underwriting, they shall so advise the Company in their request for such Demand Registration or S-3 Registration, whereupon the Company shall select investment banker(s) and managing underwriter(s) which are reasonably acceptable to such Stockholders to administer such offering. If the underwriter chosen to underwrite any Demand Registration or S-3 Registration advises the Company and the participating Stockholders (other than the Founders and Columbia) in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of Registrable Shares that may be included in the underwriting shall be allocated among all Stockholders participating in that underwritten offering in proportion (as nearly as practicable) to the amount of Registrable Shares of the Company seeking to be registered by each such Stockholder; provided, however, that the number of Registrable Shares to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

3.2 Incidental Registrations.

(a) Whenever the Company proposes to file a Registration Statement, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders, given within ten (10) business days after the Stockholders receive such notice, the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register, to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.2 without obligation to any Stockholder.

(b) In connection with any registration under this Section 3.2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If, in connection with the Company’s initial public offering, the managing underwriter determines in its sole discretion that it is desirable because of marketing factors to limit the number of Registrable Shares to be included in the Company’s initial public offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein; provided, however, that, regardless of any registration rights the Company may grant after the date hereof, no persons or entities other than the Company or the Stockholders shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the Company’s initial public offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereinto). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence. If the managing underwriter of any subsequent public offerings determines in its sole discretion that it is desirable because of marketing factors to limit the number of Registrable Shares to be included in such other offering, then the Company shall only be required to include in such offering so many of the Registrable Shares as the managing underwriter believes will not jeopardize the success of the offering (the Registrable Shares so included to be apportioned pro rata among the participating Stockholders according to the total amount of Registrable Shares owned by such participating Stockholders) provided that, notwithstanding any registration rights the Company may grant after the date hereof, no reduction in the number of Registrable Securities the participating Stockholders have requested to be included in such offering shall limit the number of Registrable Shares being offered pursuant to such registration for the account of the participating Stockholders to less than 20% of the aggregate shares offered under such offering; provided, further that such percentage may be decreased by the prior written consent of the Investors holding at least a majority of the Registrable Shares held by the Investors.

3.3 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

(a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective;

(b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or ninety (90) days after the effective date thereof;

(c) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder;

(d) as expeditiously as possible use commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholder to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(e) notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) cause all such Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration; and

(h) furnish, at the request of any Stockholder requesting registration of Registrable Shares pursuant to this Article III on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Article III, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholders requesting registration of Registrable Shares and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholders requesting registration of Registrable Shares.

If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholder shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide each selling Stockholder with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholder shall be free to resume making offers of the Registrable Shares.

Notwithstanding the foregoing, each selling Stockholder shall cease making offers or sales pursuant to a “shelf” Registration Statement during any period (not to exceed 120 days) in which the Company determines, by notice to each selling Stockholder, that it is in possession of material non-public information that, for valid business reasons, it wishes to keep confidential.

If, after a Registration Statement becomes effective, the Company becomes engaged in any activity which, in the good faith determination of the Company’s Board of Directors, involves information that would have to be disclosed in the Registration Statement but which the Company desires to keep confidential for valid business reasons, then the Company may at its option, by notice to such Stockholders, require that the Stockholders who have included Registrable Shares in such Registration Statement cease sales of such Registrable Shares under such Registration Statement for a period not in excess of four (4) months from the date of such notice, such right to be exercised by the Company not more than twice in any 12-month period. If, in connection therewith, the Company considers it appropriate for such Registration Statement to be amended, the Company shall so amend such Registration Statement as promptly as practicable and such Stockholders shall suspend any further sales of their Registrable Shares until the Company advises them that such Registration Statement has been amended. The time periods referred to herein during which such Registration Statement must be kept effective shall be extended for an additional number of days equal to the number of days during which the right to sell Registrable Shares was suspended pursuant to this or the preceding paragraph.

3.4 Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section 3.4, the term “Registration Expenses” shall mean all expenses incurred in complying with Section 3.1 and Section 3.2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state Blue Sky fees and expenses, the expense of any special audits incident to or required by any such registration, and the fees and expenses of one counsel to the selling Stockholders not to exceed $25,000 but excluding underwriting discounts, selling commissions and the fees and expenses of selling Stockholders’ own counsel in excess of that stated above.

3.5 Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses as they are reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to a seller, underwriter or controlling person to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof, or if, in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement, provided, however, that the seller of Registrable Shares will not be liable in any such case to the Company, any director, officer, underwriter or to any other person subject to indemnification pursuant to this Section 3.5(b) to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a preliminary prospectus and corrected in a final or amended prospectus, where the party (other than the selling Stockholder) that provided such preliminary or other prospectus, or any amendment or supplement thereto containing the untrue statement or alleged untrue statement or omission or alleged omission failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws and (ii) amounts are paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the seller of Registrable Securities, which consent shall not be unreasonably withheld; and provided, further, however, that, in no event shall any indemnity under this subsection 3.5(b) exceed the net proceeds from the offering received by such selling Stockholder.

(c) Each party entitled to indemnification under this Section 3.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.5, unless and except to the extent that the Indemnifying Party is prejudiced by the failure of the Indemnified Party to provide timely notice. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and upon the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this Section 3.5; then, in each such case, the Company and such Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the net proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation. If the contribution amounts provided for in this Section 3.5(d) are held by a court of competent jurisdiction to be unavailable or otherwise inappropriate, then the Indemnifying Party, in lieu thereof, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and such parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; and

(f) The obligations of the Company and Stockholders under this Section 3.5 shall survive the completion of any offering of Registrable Shares in a registration statement under this Article 3, and otherwise.

3.6 Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 3.1, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

3.7 Information by Holder. Each Stockholder including Registrable Shares in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

3.8 Rule 144 Requirements. After the earliest of (a) the closing of the sale of securities of the Company pursuant to a Registration Statement, (b) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (c) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(i) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) furnish to any holder of Registrable Shares upon request (A) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

3.9 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of the Company that would either (i) grant such holder registration rights senior to those granted to the Stockholders hereunder, or (ii) reduce in any way the number of Registrable Securities with respect to which the Stockholders have requested registration pursuant to Section 3.1 hereof.

ARTICLE IV

RIGHT OF FIRST REFUSAL

4.1 Right of First Refusal

(a) Subject to the exceptions set forth in Section 4.2 hereof, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company (collectively, the “Offered Securities”), unless in each such case the Company shall have first complied with Article IV of this Agreement. The Company shall deliver to each Major Preferred Investor that holds at least 1,000,000 shares of Preferred Stock (as adjusted for subsequent stock splits, stock dividends, combinations and other recapitalizations) (a “Major Preferred Investor”) a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the “Offer”), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Major Preferred Investor (A) such portion of the Offered Securities as is equal to (1) the number of Offered Securities multiplied by (2) a fraction the numerator of which is the aggregate number of shares of Common Stock issued or issuable upon conversion of the Shares held by such Major Preferred Investor and the denominator of which is the total number of shares of Common Stock issued or issuable upon conversion of the Shares held by all Preferred Investors as a group (the “Basic Amount”), and (B) such additional portion of the Offered Securities as such Major Preferred Investor shall indicate it will purchase or acquire should the other Major Preferred Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”). Each Major Preferred Investor shall have the right in accordance with Paragraph (b) below to purchase or acquire, at the price and upon the other terms specified in the Offer, the number or amount of Offered Securities described above. The Offer by its terms shall remain open and irrevocable for such 10-day period.

(b) To accept an Offer, in whole or in part, a Major Preferred Investor must deliver a written notice to the Company prior to the end of the 10-day period of the Offer, setting forth the portion of such Major Preferred Investor’s Basic Amount that such Major Preferred

Investor elects to purchase and, if such Major Preferred Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Major Preferred Investor elects to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Major Preferred Investors are less than the total Basic Amounts, then each Major Preferred Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, and on the same terms as the Basic Amounts, the Undersubscription Amount it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the total Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Major Preferred Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Major Preferred Investor bears to the total Undersubscription Amounts subscribed for by all Major Preferred Investors, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

(c) In the event that Notice of Acceptances are not given by Major Preferred Investors in respect of all the Offered Securities, the Company shall have 90 days from the expiration of the 10-day period set forth in Section 4.1(a) to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Major Preferred Investors (the “Refused Securities”), but only to the offerees or purchasers described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

(d) In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.1(c)), then each Major Preferred Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Major Preferred Investor elected to purchase pursuant to Section 4.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Major Preferred Investors pursuant to Section 4.1(b) prior to such reduction) and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that a Major Preferred Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Major Preferred Investors in accordance with Section 4.1(a). Notwithstanding the foregoing provisions of this Section 4, the Company shall not be required to offer or sell Offered Securities to any Major Preferred Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

(e) Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the Major Preferred Investors shall acquire from the Company, and the Company shall issue to the Major Preferred Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.1(d) if the

Major Preferred Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Major Preferred Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Major Preferred Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Major Preferred Investors and the Company.

(f) Any Offered Securities not acquired by the Major Preferred Investors or other persons in accordance with Section 4.1(c) may not be issued, sold or exchanged until they are again offered to the Major Preferred Investors under the procedures specified in this Article.

4.2 Excluded Issuances. The rights of the Preferred Investors under this Article IV shall not apply to:

(a) securities of the Company issued pursuant to the Series C Purchase Agreement;

(b) Common Stock issued as a stock dividend or other distribution to holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock upon any subdivision or combination of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or in the event of any reclassification or reorganization affecting the Company’s capital stock;

(c) the issuance of any shares of Common Stock upon conversion or exercise of outstanding convertible or exercisable securities;

(d) securities issued with the approval of the Board of Directors of the Company and the holders of more than 50% of the Series C Preferred Stock;

(e) up to 9,737,434 shares of Common Stock, either issued in the form of restricted stock awards or options exercisable for Common Stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), issued or issuable to officers, directors, consultants and employees of the Company or any subsidiary pursuant to the Amended and Restated 2000 Stock Option Plan (or in exchange for any stock options issued pursuant to the Amended and Restated 2000 Stock Option Plan) or any plan, agreement or arrangement approved by the Board of Directors of the Company;

(f) securities issued solely in consideration for the acquisition (whether by merger, consolidation, sale of assets or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity provided that such agreement or arrangement is approved by the Board of Directors of the Company;

(g) 1,498,300 shares of Common Stock in the aggregate issued pursuant to the Common Stock Purchase Agreement;

(h) the issuance of securities pursuant to the conversion or exercise of outstanding convertible or exercisable securities; or

(i) shares of Common Stock sold by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act.

4.3 Waiver. The observance of any term of this Article IV may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of 50% of the Registrable Securities held by the Major Preferred Investors. Any waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

ARTICLE V

COVENANTS

5.1 Vesting of Stock Options and Restricted Stock. For so long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remain outstanding, and except as otherwise approved by the Board of Directors of the Company, all options or shares of restricted Common Stock issued after the date hereof to directors, officers, consultants or employees of the Company shall vest at the rate of (i) 25% upon the one year anniversary of the date of issuance and (ii) the remaining 75%, monthly, over the three year period following the anniversary of the date of issuance; provided, however, that such vesting may be modified so that vesting dates occur uniformly on the first or last day of any month or fiscal quarter.

5.2 Company Funds May Not Be Used To Reimburse Tax Liabilities. To the extent an employee, director or consultant has failed to timely file a Section 83(b) election, the Company shall not use any Company funds or provide any other means of financial assistance to reimburse or otherwise assist the employee, director or consultant with the payment of tax liabilities or other obligations owing from the failure to timely file a Section 83(b) election except as approved by the Board of Directors of the Company.

5.3 Other Covenants. The Company hereby covenants as follows:

(a) The Company shall file a Form D with respect to the sale and issuance of the Series C Preferred Stock with the Commission within 15 days of the Initial Closing (as defined in the Series C Purchase Agreement).

(b) The Company shall reimburse its directors and an additional representative of MPM and Frazier, respectively, authorized by the Company to attend meetings of the Company’s Board of Directors for reasonable travel and related expenses incurred for attending Board meetings of the Company.

(c) The Company shall require all employees and consultants with access to confidential information of the Company to execute and deliver a proprietary information and inventions agreement in substantially the form approved by the Company’s Board of Directors (including the approval of the director nominated by the holders of the Series C Preferred Stock, voting together as a single class or the “Series C Director”).

(d) Subject to approval of the Board of Directors of the Company, the Company shall obtain and maintain in full force and effect term life insurance on the lives of key-employees of the Company as determined by the Board of Directors, which determination shall include the vote of the Series C Director, with proceeds payable to the Company until such time as the Board of Directors determines that such insurance should be discontinued.

(e) The Company shall use reasonable effort to maintain director and officer liability insurance with terms acceptable to the Board of Directors of the Company.

(f) The Company shall use reasonable effort to maintain a compensation committee of the Company’s Board of Directors for purposes of determining the executive’s salaries and bonuses, which committee shall include the Series C Director, who shall initially be Nicholas Simon and two outside directors who shall not be then providing services to the Company as an employee.

(g) The Company shall not make any loan to any director or executive officer which would be in violation of the Sarbanes-Oxley Act at the time of the Company’s sale of shares of Common Stock in a firm commitment underwritten public offering to be listed on the Nasdaq National Market or the New York Stock Exchange pursuant to a Registration Statement.

(h) The Company shall use its best efforts to secure signature pages to the Second Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit B (the “Series C Right of First Refusal and Co-Sale Agreement”) from the persons and entities listed on Exhibit C (the “Signature Pages”) as soon as practicable following the Initial Closing (as defined in the Series C Purchase Agreement). Immediately upon its receipt of all of the Signature Pages, the Company shall execute the Series C Right of First Refusal Agreement by and among the Company, the Founders, and the Investors (each as defined therein) dated as of such date. In the event the Company fails to secure all of the Signature Pages within thirty (30) days of the Initial Closing, immediately upon its receipt of written instruction from the holders representing a majority of the Series C Preferred Stock, the Company shall enter into the Series C Right of First Refusal and Co-Sale Agreement by and among the Company, the Founders, and all of the Investors except those from whom they have not yet received a Signature Page dated as of such date.

ARTICLE VI

GENERAL

6.1 Termination. Article III of this Agreement shall terminate in its entirety upon the five-year anniversary of the closing of a Qualified Initial Public Offering. Articles IV and V of this Agreement shall terminate in their entirety upon the earlier of a completion of (a) a Liquidation Event, or (b) the closing of a Qualified Initial Public Offering, or (c) the redemption of all Shares.

6.2 Transfer of Rights.

(a) This Agreement, and the rights and obligations of Columbia, the Founders and the Preferred Investors with regard to the number of Shares held hereunder, may be assigned by Columbia, a Founder, or a Preferred Investor, as the case may be to any person or entity to which (i) at least 75,000 shares (or all shares then held by such party if less than 75,000 shares) of capital stock of the Company, as adjusted for stock splits, stock dividends, recapitalizations and similar events, are transferred by Columbia, a Founder or a Preferred Investor, as the case may be or (ii) at least 75,000 shares (or all shares then held by such party if less than 75,000 shares) of capital stock of the Company, as adjusted for stock splits, stock dividends, recapitalizations and similar events are held by such transferree (including this proposed transfer), and such transferee shall be deemed “Columbia”, a “Founder” or a “Preferred Investor, as the case may be for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees to be bound by the terms and conditions set forth herein.

(b) Notwithstanding the foregoing, this Agreement, and the rights and obligations of a Preferred Investor hereunder, may be assigned by a Preferred Investor without regard to the number of Shares transferred or held by the assignee to any affiliate of such Preferred Investor, and such transferee shall be deemed a “Preferred Investor,” as the case may be, for purposes of this agreement; provided that the transferee provides written notice of such assignment to the Company and agrees to be bound by the terms and conditions set forth herein.

6.3 Severability. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

6.4 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Preferred Investors and the Founders shall be entitled to specific performance of the agreements and obligations of the other parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

6.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California (without reference to the conflicts of law provisions thereof).

6.6 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

(a) in the case of a Preferred Investor, to him, her or it at the last residence or business address shown in the records of the Company, provided that if such notice is to be sent to any holder of Series C Preferred Stock, a copy shall also be sent to:

J. Casey McGlynn, Esq.

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304-1050

Fax: (650) 493-6811

(b) in the case of the Company, to the Company at:

CoTherix, Inc.

1301 Shoreway Road, Suite 320

Belmont, California 94002

Attention: President

with a copy to:

Bennett L. Yee, Esq.

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

155 Constitution Drive

Menlo Park, California 94025

Fax: 650-321-2800

(c) in the case of a Founder, at his address as set forth on the signature pages hereto, or at such other address or addresses as may have been furnished by such Founder to the Company and the Preferred Investor; or

(d) in the case of Columbia, to Columbia at:

Executive Director

Columbia Innovation Enterprise

Columbia University

Engineering Terrace, Suite 363

500 West 120 Street, Mail Code 2206

New York, New York 10027

with a copy to:

General Counsel

Columbia University

412 Low Memorial Library

535 West 116 Street, Mail Code 4308

New York, New York 10027.

Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by telex, telecopier, facsimile machine or telegraph and properly addressed in accordance with the foregoing provisions of this Section 6.6, when received by the addressee, so long as proof of transmission is available, (iii) if sent by commercial courier guaranteeing next business day delivery, on the business day following the date of delivery to such courier, or (iv) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 6.6, upon the earlier of receipt by the addressee, or the third business day following the day of dispatch thereof.

6.7 Complete Agreement; Amendments.

(a) This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. From and after the delivery of this Agreement, the Prior Investor Rights Agreement shall be deemed to be terminated and superceded in all respects. By their execution of this Agreement, all the parties hereto who are parties to the Prior Investor Rights Agreement consent to the termination of the Prior Investor Rights Agreement and acknowledge and agree that they have no remaining rights or obligations under such Prior Investor Rights Agreement other than those which have accrued or vested prior to the effective time of this Agreement.

(b) This Agreement may be amended at any time by a written instrument signed by the Company, Preferred Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of the Registrable Shares held by them, and, with respect to any amendment to Section 3.2 of Article III, Founders holding a majority, by voting power, of the shares of capital stock of the Company held by Founders then employed by the Company. Notwithstanding the foregoing, (x) no amendment that adversely affects any of the specific rights of Columbia under this Agreement shall be effective without the prior written consent of Columbia, and (y) no amendment to Section 5.3 of this Agreement shall be effective without the prior written consent of MPM. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding the foregoing, purchasers of shares of the Company’s Series C Preferred Stock pursuant to the Series C Purchase Agreement or an addendum thereto after the date of the Purchase Agreement may be subsequently added as a party to this Agreement and shall be bound by and entitled to the terms, benefits and conditions herein by the execution of this Agreement on a signature page to this Agreement.

6.8 Pronouns. Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all the parties hereto.

6.10 Captions. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

6.11 Aggregation of Stock. All Registrable Shares held or acquired by affiliated entities (including affiliated venture capital funds) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

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SCHEDULE A

Sofinnova Venture Partners V, LP	MPM Asset Management Investors 2003 BVIII LLC

Sofinnova Venture Affiliates V, LP	Thomas Weisel Healthcare Venture Partners, L.P.

Sofinnova Venture Principals V, LP	Frazier Healthcare IV, L.P.

Sofinnova Capital IV FCPR	Frazier Affiliates IV, L.P.

Alta California Partners III, L.P.	Alta BioPharma Partners III, L.P.

Alta Embarcadero Partners III, LLC	Alta BioPharma Partners III GmbH & Co. Beteiligungs KS

Spray Venture Fund, L.P.	Alta Embarcadero BioPharma Partners III, LLC

Walnut Street Partners, LLC

Biotechnology Development Fund II, L.P.

Stephen Bochner

OCI, Ltd.

James W. Larrick

Allan W. May Revocable Trust Dtd 5/14/91

N. Reifart, Prof. MD

G & H Partners

Scott Harkonen

MPM BioVentures III, L.P.

MPM Bioventures III-QP, L.P.

MPM Bioventures III Parallel Fund, L.P.

MPM Bioventures III GMBH & Co. Beteiligungs Kg

SCHEDULE B

Donald Santel

Dr. Jerome Cantor

Dr. Gerard Turino

The Trustees of Columbia University in the City of New York

EXHIBIT A

Instrument of Adherence

Reference is made to that certain Second Amended and Restated Investors Rights Agreement, dated as of                     , 2003, a copy of which is attached hereto (as amended and in effect from time to time, the “Investor Rights Agreement”), among COTHERIX, INC., a Delaware corporation (the “Company”), the Founders, the Preferred Investors and the others party thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Investors Rights Agreement.

The undersigned,                     , in order to become the owner or holder of              shares (the “Acquired Shares”) of Common Stock of the Company (assuming the conversion of all such shares that are convertible into Common Stock), hereby agrees that, from and after the date hereof, (i) the undersigned has become a Preferred Investor party to the Investors Rights Agreement and is entitled to all of the benefits under and is subject to all of the obligations, restrictions and limitations set forth in the Investor Rights Agreement that are applicable to the Preferred Investors and (ii) all of the Acquired Shares are entitled to all of the benefits and are subject to all of the obligations, restrictions, limitations, provisions and conditions, under the Investor Rights Agreement that are applicable to the Shares held by the Preferred Investors. This Instrument of Adherence shall take effect and shall become a part of the Investors Rights Agreement immediately upon execution.

Executed as of the date set forth below under the domestic substantive laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state.

Signature:

Address:

Date:

Acknowledged and Accepted:

COTHERIX, INC.

By:

Name: Title: